UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2024

Trump Media & Technology Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 N. Cattlemen Rd., Ste. 200

Sarasota, Florida 34232

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 735-7346

Digital World Acquisition Corp.

3109 Grand Ave, #450

Miami, FL 33133

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by Digital World Acquisition Corp. (“Digital World”), on February 29, 2024, ARC Global Investments II, LLC (the “ARC”), which is controlled by Mr. Patrick Orlando, former chairman of the board and chief executive officer of Digital World, filed a lawsuit, captioned ARC Global Investments II, LLC v. Digital World Acquisition Corp., Eric Swider, Frank J. Andrews, Edward J. Preble and Jeffery A. Smith (the “Delaware Lawsuit”), in the Court of Chancery of the State of Delaware (the “Chancery Court”).

Also, as previously disclosed, on March 5, 2024, the Chancery Court held a hearing to decide ARC’s motion to expedite the case schedule, during which, the Vice Chancellor denied and declined to hold a merits hearing or issue an injunction before Digital World’s special shareholders meeting to approve the business combination (the “Business Combination”) with Trump Media & Technology Group Corp. (“TMTG”). The Chancery Court ruled that Digital World’s proposal to place disputed shares into an escrow account upon the closing of the Business Combination was sufficient to preclude a possibility of irreparable harm related to the conversion of ARC’s shares in connection with the Business Combination into common stock of the combined company (“TMTG Common Stock”). Additionally, the Chancery Court requested that the parties stipulate to the establishment of an escrow account for the placement of disputed shares following the Business Combination, to be held pending conclusion of the action.

Accordingly, on March 21, 2024, Digital World entered into two escrow agreements with Odyssey Transfer and Trust Company, a Minnesota corporation, as escrow agent (the “Escrow Agent”), as follows: (i) an escrow agreement for the benefit of ARC (the “ARC Escrow Agreement”), pursuant to which TMTG deposited into escrow 3,579,480 shares of TMTG Common Stock, and (ii) an escrow agreement for the benefit of the holders of Digital World Class B Common Stock other than the Sponsor (the “Non-ARC Class B Shareholders Escrow Agreement,” and together with the ARC Escrow Agreement, the “Disputed Shares Escrow Agreements”), pursuant to which TMTG deposited into escrow 1,087,552 shares of TMTG Common Stock, which amounts represent the difference between the actual conversion ratio, determined by Digital World’s board of directors upon closing of the Business Combination (which was determined to be 1.348:1), and a conversion ratio of 2.00. Any release of shares is subject to the terms and conditions of the Disputed Shares Escrow Agreements.

This summary is not complete and is subject to and qualified in its entirety by reference to the Disputed Shares Escrow Agreements, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and the terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	ARC Escrow Agreement

10.2	Non-ARC Class B Shareholders Escrow Agreements

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.

Dated: March 26, 2024

	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel